Exhibit 99.3

GameStop Shareholder FAQ – Warrant Dividend Distribution

What is a warrant?
A warrant is an option to buy common shares issued directly by a company. It gives the holder the right, but not the obligation, to purchase a share of common stock at a specified “exercise price”, on or before the warrant’s “expiration date.”

What is a warrant dividend?
A warrant dividend is a distribution of warrants by the company pro-rata to all existing common shareholders. As with a cash dividend, shareholders do not need to pay any amount or take any other action to receive the distribution. In the case of a warrant dividend the value being distributed to all shareholders is in the form of a warrant instead of cash.

Who will receive the warrants?
GME shareholders will receive one (1) warrant for each ten (10) shares of common stock held as of the record date of October 3, 2025, rounded down to the nearest whole number. As an example, a shareholder who owns 520 or 528 shares of common stock would receive 52 warrants, and a shareholder who owns 2,300 or 2,306 shares of common stock would receive 230 warrants.
Holders of our Convertible Senior Notes as of the record date will also receive warrants on an as-converted basis; for each $1,000 of principal amount there will be a distribution of 3.34970 warrants on the 2030 Notes and 3.45872 warrants on the 2032 Notes, in each case rounded down to the nearest whole warrant. As an example, a holder of $40,000 face amount of the 2030 Notes would receive 133 warrants.

How many warrants will be issued?
We expect approximately 59 million warrants will be issued, of which approximately 45 million will be distributed to shareholders, and approximately 14 million will be distributed to convertible noteholders.

When will the warrants be distributed?
On or about October 7, 2025.

When is the expiration date?
October 30, 2026.

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What is the exercise price?
$32.00 per share

How much cash will be raised by the company if all warrants are exercised?
If all 59 million warrants are exercised at the exercise price of $32.00, the gross proceeds to the company would be approximately $1.9 billion.

What do I have to do to receive the warrants?
We believe that in most cases no action is required if you are a shareholder or convertible noteholder as of the October 3, 2025 record date and you have not lent out your shares or notes to your broker or other parties. Contact your broker or, to the extent your shares are held in a registered account with GameStop’s transfer agent, contact Client Services at Computershare Trust Company, N.A., for details.

Can I sell my warrants? Will they trade publicly?
Except for applicable securities laws and company policies that may apply to insiders, we are not aware of any restrictions on buying or selling the warrants. We intend to apply for the warrants to be listed on the New York Stock Exchange to facilitate such trading, which may begin under ticker symbol GME WS on the first trading day following the distribution date. After the Distribution Date, GME shareholders and holders of GME’s convertible notes can trade or exercise the warrants irrespective of whether they continue to hold or sell their shares of GME common stock or convertible notes.

Will this dilute my ownership?
There will be no dilution to GME shareholders if no warrants are exercised. By the expiration date of October 30, 2026, we expect all warrants will have either expired or been exercised, resulting in the issuance of up to 59 million shares at an issuance price of $32.00. Since the warrants are being distributed pro-rata to all GME shareholders, if a shareholder decides to hold and exercise their warrants to purchase additional shares their percentage ownership of GME common stock (taking into account the convertible notes on an as-converted basis) is not expected to be diluted. On the other hand, if a current GME shareholder decides to sell their warrants in the market for cash, they will not be able to exercise and thus their percentage ownership may decline.

If warrants are exercised, what will GameStop use the proceeds for?
General corporate purposes, including making investments in a manner consistent with GameStop’s Investment Policy and potential acquisitions.

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Will the company be receiving any proceeds immediately?
No. GameStop will not receive any proceeds from this warrant distribution unless some or all holders exercise their warrants on or before the expiration date of October 30, 2026.

What happens to my warrants if the share price does not go up above the exercise price?
If you do not sell or exercise your warrants by the expiration date of October 30, 2026, your warrants will expire worthless. To be clear, you may exercise a warrant at the exercise price even if the market price of GME shares does not go above the exercise price, but you may prefer to instead purchase those shares in the market at a lower price.

How will I know if the warrants are about to expire?
We recommend that you remember and set reminders for yourself of the expiration date of October 30, 2026, to ensure that you do not miss the opportunity to exercise. GameStop will also issue at least one public press release providing a reminder of the expiration date, between 10 and 30 days prior to the scheduled expiration date. We also recommend that you ask your broker what procedures and timeline it will follow regarding exercise, including because your broker may require you give notice using a particular method and may apply an earlier deadline than close of business on the expiration date.

When can I exercise my warrants?
You may exercise your warrants at any time from the distribution date until the expiration date (or until any earlier deadline applied by your broker), subject to certain limited exceptions included in the warrant agreement.

How do I exercise the warrants?
To exercise the warrants, you must have funds available to pay the exercise price in cash. You should discuss with your broker its procedures and timeline for effecting exercise on your behalf, because your broker may require you give notice using a particular method and may require an earlier deadline than close of business on the expiration date.

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I own my GameStop shares in an online brokerage account. How will I receive my warrants so I can exercise or sell them?
We believe that your broker will be responsible for crediting your account with warrants if you hold shares or convertible notes as of the record date and such shares or convertible notes are not being rehypothecated or loaned out. If your shares or convertible notes are being rehypothecated or loaned out, other mechanics may apply. In all cases you would need to contact your broker directly for confirmation and any other information regarding timing and access to warrants, including the mechanics for warrant sales and exercises.

What’s the last day I can buy GameStop shares and still receive the warrants?
We believe that in most cases you must purchase GME shares or convertible notes no later than close of trading on October 2, 2025 in order to receive the warrant dividend. Purchases made on or before October 2, 2025 would normally settle in time for you to be a holder at close of business on October 3, 2025 and thus be eligible to receive warrants.
If you buy shares or convertible notes on October 3, 2025 or later, you will not receive any warrants. In other words, October 3, 2025 is the expected ex-dividend date—the first trading day on which GME shares or convertible notes no longer carry the right to receive the warrants that will be distributed on or around October 7, 2025.

What if I hold a number of GME shares that isn’t a multiple of 10?
The distribution of warrants is at a rate of 0.1 warrants for every share of common stock (including the distribution to convertible noteholders on an as-converted basis), rounded down to the nearest whole number of warrants. In practice each broker may round down the number of warrants deliverable to each account, without aggregating multiple accounts that you maintain with them. For example, if you hold 16 shares in one account with a broker and hold 17 shares in another account with the same broker, the broker may deliver only 1 warrant to each account, for a total distribution of only 2 warrants despite your ownership of 33 shares across both accounts.

Do non-U.S. shareholders qualify to receive the warrant dividend?
We are not aware of any restrictions on international shareholders or convertible noteholders receiving warrants if they hold GME common stock or convertible notes as of the record date. Tax treatment may vary based on a shareholder’s tax domicile as well as other factors, so both U.S. and non-U.S. shareholders should seek tax advice (see below).

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How are the warrants handled for shares held in a retirement brokerage account?
While we expect that in some cases warrants will be credited to your retirement brokerage account if you hold shares as of the October 3, 2025 record date, exercising or selling warrants from within a retirement account may be subject to additional rules or restrictions, and we recommend that you discuss with your retirement broker, advisor and/or administrator, as applicable.

For U.S. taxpayers, how will the warrant distribution and/or exercise be treated for tax purposes?
The U.S. federal income tax treatment of the warrant distribution, and any future exercise of the warrants, may vary based on an investor’s specific circumstances. GameStop does not provide tax advice. Regardless of tax domicile, all investors are encouraged to consult their tax advisor regarding the potential impact of the distribution, and to read the tax reporting section of the prospectus supplement, which GameStop expects to file with the SEC on the distribution date.

Can I access a copy of the full warrant agreement?
Yes. GameStop expects to file the full warrant agreement with the SEC on the distribution date. It will be available via the SEC EDGAR system at www.sec.gov and linked on the GameStop Investor Relations page at investor.gamestop.com.

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Disclaimers

Forward Looking Statements
This FAQ contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the anticipated warrant distribution, including: our expectations regarding the warrant dividend and distribution; the anticipated record date and distribution date for the warrant distribution; the anticipated gross proceeds of the warrant distribution; the expected use of proceeds from any proceeds received from warrant exercises; that the warrant dividend and distribution is aligned with stockholder interests; the acceptance to trading of the warrants on the New York Stock Exchange; the price of those warrants and the existence of a market for those warrants; and the participation in the warrant distribution. These forward-looking statements are based on GameStop’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause GameStop’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to market risks, trends and conditions. Risks relating to the warrant distribution include, but are not limited to: that the warrant dividend and distribution is not aligned with stockholder or convertible noteholder interests; the acceptance to trading of the warrants on the New York Stock Exchange, the price of those warrants and the existence of a market for those warrants; and stockholder and noteholder participation in the warrant distribution. These and other risks are more fully described in GameStop’s filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended February 1, 2025 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended May 3, 2025 and August 2, 2025, and other filings and reports that GameStop may file from time to time with the SEC. Forward-looking statements represent GameStop’s beliefs and assumptions only as of the date of this press release. GameStop disclaims any obligation to update forward-looking statements.

No Offer or Solicitation
This FAQ is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The issuance of the warrants has not been registered under the Securities Act, as the distribution of a warrant for no consideration does not constitute a sale of a security under Section 2(a)(3) of the Securities Act. A Form 8-A registration statement and prospectus supplement describing the terms of the warrants will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Holders should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein.

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This FAQ contains a general summary of the warrants. Please read the warrant agreement when it becomes available and filed with the SEC in connection with the distribution date, as it will contain important information about the terms of the warrants.

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